UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N 71st Street, Suite 550 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2022, Resideo Technologies, Inc., a Delaware corporation (the “Parent”), entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amends that certain Amended and Restated Credit Agreement, dated as of February 12, 2021 (as amended, the “Credit Agreement”), among the Parent, Resideo Funding, Inc., as borrower (the “Company”), Resideo Holding Inc., a Delaware corporation, Resideo Intermediate Holding Inc., a Delaware corporation, certain other subsidiaries of the Parent party thereto, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the Amendment, on March 28, 2022, the Company obtained incremental term loans (the “First Amendment Term Loans”) in an aggregate principal amount of $200.0 million. The Amendment updates and modifies certain other terms and provisions of the Credit Agreement to reflect the addition of the First Amendment Term Loans, including by modifying the amortization schedule to take into account the First Amendment Term Loans. Pursuant to the Amendment, the First Amendment Term Loans are deemed to be Initial Term Loans (as defined in the Credit Agreement) for all purposes of the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) and shall have terms and provisions identical to those applicable to the Initial Term Loans (please refer to the Current Report on Form 8-K filed by the Parent with the U.S. Securities and Exchange Commission (“SEC”) on February 17, 2021 for a description of some of the material terms of the Credit Agreement, which are applicable to the First Amendment Term Loans). The proceeds of the First Amendment Term Loans may be used to finance (in part) the pending acquisition by the Parent of First Alert, Inc. as previously announced on a Current Report on Form 8-K filed by the Parent with the SEC on February 7, 2022, to pay to fees and expenses related to the Amendment, and for working capital and general corporate purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	First Amendment dated as of March 28, 2022 to Amended and Restated Credit Agreement, dated as of February 12, 2021, among Resideo Funding Inc., Resideo Technologies, Inc., Resideo Holding Inc., Resideo Intermediate Holding Inc., the other subsidiaries of Resideo Technologies, Inc. party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lending institutions party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel and Corporate Secretary